EXHIBIT N2

                    CONSENT OF MICHAEL C. FINKELSTEIN & CO.

                             MICHAEL C. FINKELSTEIN
                           CERTIFIED PUBLIC ACCOUNTANT

198 Route 9, Suite 205                            253 Fifth Avenue, 5th  Floor
Manalapan, New Jersey  07726                      New York, New York  10016
Tel. (732) 577-7055                               Tel. (212) 689-4633
Fax. (732) 577-1844




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital, Inc. on Form N-2 of our audited report dated September 9, 1998 on our examinations for the years ended July 31, 1998, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts".





/s/ Michael C. Finkelstein
--------------------------------
    MICHAEL C. FINKELSTEIN
    Certified Public Accountant
    New York, New York
    November 2, 1998